UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2013

BOULDER BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2013, Boulder Brands, Inc. (the “Company”) entered into the First Amendment to Credit Agreement (the “Amendment”) by and among GFA Brands, Inc., a Delaware corporation, UHF Acquisition Corp., a Delaware corporation, and Udi’s Healthy Foods, LLC, a Colorado limited liability company, as borrowers (collectively, the “Borrowers”), the Company, as a guarantor, the several financial institutions listed on the signature pages thereto, as lenders, and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch, as administrative agent (the “Administrative Agent”). The Amendment amends the Credit Agreement, dated as of July 2, 2012 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Borrowers, the Company, the direct and indirect subsidiaries of the Borrowers from time to time party thereto, as guarantors, the several financial institutions from time to time party thereto, as lenders, and the Administrative Agent.

Pursuant to the Amendment, the Credit Agreement was amended to, among other things: (i) increase the aggregate principal amount of the revolving credit facility from $40.0 million to $60.0 million; (ii) increase the maximum ratio of total funded debt to EBITDA for purposes of permitted acquisitions from 4.00 to 1.00 to 4.25 to 1.00; (iii) increase the basket for purchase money debt and capital leases from $13.0 million to $25.0 million; (iv) increase the general investment basket from $20.0 million to $30.0 million; and (v) increase the annual limit on capital expenditures from $12.0 million to $20.0 million. The increased $20.0 million annual limit on capital expenditures excludes up to $14.0 million in capital expenditures related to the Udi's continuous bread line and facilities consolidation, previously announced.

The summary description of the Amendment in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The Company issued a press release announcing the Amendment, the text of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K:

10.1	First Amendment, dated as of March 15, 2013, to Credit Agreement by and among GFA Brands, Inc., UHF Acquisition Corp. and Udi’s Healthy Foods, LLC, as borrowers, the Company, as a guarantor, the several financial institutions listed on the signature pages thereto, as lenders, and Bank of Montreal, as administrative agent.
99.1	Press Release, dated March 18, 2013, issued by Boulder Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 18, 2013	BOULDER BRANDS, INC.
(registrant)

	By:	/s/ Christine Sacco
Christine Sacco Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

First Amendment, dated as of March 15, 2013, to Credit Agreement by and among GFA Brands, Inc., UHF Acquisition Corp. and Udi’s Healthy Foods, LLC, as borrowers, the Company, as a guarantor, the several financial institutions listed on the signature pages thereto, as lenders, and Bank of Montreal, as administrative agent.

99.1	Press Release, dated March 18, 2013, issued by Boulder Brands, Inc.